Exhibit 10.1

ROYALTY PUT OPTION AGREEMENT

THIS AGREEMENT dated as of July 22, 2022 between SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, a partnership existing under the laws of the Province of Ontario, BUNKER HILL MINING CORP., a corporation incorporated and existing under the laws of Nevada, and SILVER VALLEY METALS CORP., a corporation incorporated and existing under the laws of Idaho.

RECITALS:

A.	Mine Owner, as debtor, and BHMC, as guarantor, issued in favour of SPRSR, as holder, the Royalty Convertible Debenture;

B.	Pursuant to the Royalty Convertible Debenture, SPRSR, at its option, may elect to receive the Royalty in lieu of cash payment of the outstanding Principal Amount;

C.	Pursuant to the Second Omnibus Amendment, SPRSR agreed to elect on or prior to the Stream Advance Date to receive the Royalty in lieu of cash payment of the outstanding Principal Amount owing under the Royalty Convertible Debenture, provided that SPRSR and the Obligors enter into a royalty put option agreement in form and substance satisfactory to SPRSR; and

D.	The Obligors wish to grant the Royalty Holder a put option to require BHMC to purchase the Royalty, upon the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing premises, the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

Section 1	Defined Terms and Interpretation.

(1)	As used in this Agreement and the recitals hereto, the following terms have the following meanings:

“Agreement” means this royalty put option agreement and all attached schedules, in each case as the same may be supplemented, amended, restated, modified or superseded from time to time in accordance with the terms hereof.

“BHMC” means Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada, and its successors and permitted assigns.

“Business Day” means any day, other than a Saturday, a Sunday, a statutory holiday or any day on which major banks are closed for business in Kellogg, Idaho or Toronto, Ontario.

“Event of Default” means any event of default under and within the meaning of any Series 1 Convertible Debentures or any Series 2 Convertible Debentures.

“Exercise Notice” has the meaning specified in the Section 3(2).

“First Omnibus Amendment” means the omnibus amendment agreement dated as of January 28, 2022 among the Obligors and SPRSR.

“Mine Owner” means Silver Valley Metals Corp., a corporation incorporated under the laws of Idaho, and its successors and permitted assigns.

“Obligations” means all indebtedness, liabilities and other obligations of each Obligor to the Royalty Holder under or in connection with this Agreement.

“Obligors” means, collectively, BHMC and Mine Owner and “Obligor” means any one of them.

“Parties” means SPRSR, BHMC and Mine Owner and their respective successors and assigns and “Party” means any one of them.

“Pending Event of Default” means an event which, but for the requirement for the giving of notice, lapse of time, or both, or, but for the satisfaction of any other condition subsequent to that event, would constitute an “Event of Default”.

“Person” shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, any governmental authority or any other entity recognized by law.

“Principal Amount” means the outstanding principal amount owing under the Royalty Convertible Debenture immediately prior to the issuance of the Royalty to the Royalty Holder in lieu of the cash payment of the principal amount thereunder.

“Royalty” means the gross revenue royalty on all minerals produced and sold from the Property granted by the Obligors to a Sprott Entity designated by the Royalty Holder and to be entered into pursuant to Section 10.3 of the Royalty Convertible Debenture substantially in the form of Exhibit “D” to the Royalty Convertible Debenture.

“Royalty Convertible Debenture” means the secured royalty convertible debenture in the principal amount of US$8,000,000 dated as of January 7, 2022 issued to SPRSR, as amended by the First Omnibus Amendment and the Second Omnibus Amendment and as the same may be further amended, restated, amended and restated, modified or supplemented from time to time.

“Royalty Holder” means SPRSR and any assignee or transferee of the rights and obligations of SPRSR under the Royalty Convertible Debenture or the Royalty, as the case may be.

“Royalty Put Option” has the meaning specified in Section 3.

“Second Omnibus Amendment” means the second omnibus amendment agreement dated as of June 17, 2022 among the Obligors, SPRSR, Sprott Private Resource Streaming and Royalty (US), LP, Sprott Private Resource Streaming and Royalty (International), LP, Sprott Private Resource Streaming and Royalty (Canada), LP, SAF Real Estate, LLC, Ninepoint Alternative Credit Opportunities Fund and Ninepoint Credit Income Opportunities Fund.

“Series 1 Convertible Debentures” means, collectively, the secured convertible debentures in the aggregate principal amount of $6,000,000.00 bearing interest at 7.5% per annum payable quarterly in arrears, issued on January 28, 2022 by the Obligors and convertible at the option of the holder into common shares of BHMC, as amended by the Second Omnibus Amendment and as the same may be further amended, restated, amended and restated, modified or supplemented from time to time.

“Series 2 Convertible Debentures” means, collectively, the series 2 secured convertible debentures, in the initial aggregate principal amount of up to US$20,000,000.00, that bear interest at 10.5% per annum payable quarterly in arrears, issued during the period commencing June 17, 2022 and ending on the date that is 45 days thereafter (or such later date as SPRSR may agree in its sole discretion) and convertible at the option of the holder into common shares of BHMC, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“SPRSR” means Sprott Private Resource Streaming and Royalty (Collector), LP, a limited partnership formed under the laws of the Province of Ontario, and its successors and assigns.

(2)	Capitalized terms used in this Agreement that are not defined in it have the meanings given to them in the Royalty Convertible Debenture.

(3)	Headings of the articles and sections hereof are inserted for convenient reference only and shall not affect the construction and interpretation of this Agreement.

(4)	Words importing the singular number include the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All forms of “include” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall have the same meaning and effect as “shall”.

(5)	Unless the context requires otherwise (i) reference to any Person shall be construed to include such Person’s successors and assigns; and (ii) “herein”, “hereof” and “hereunder”, and similar words shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

Section 2	Joint and Several Obligations

(1)	All obligations designated as being obligations of BHMC or Mine Owner, or either one of them, including all representations and warranties, covenants and payment obligations of BHMC and Mine Owner are joint and several obligations of each of them, as such obligations may be modified, released, diminished or otherwise derogated from in any manner by any reason of any actions or omissions of, any instruments or agreements entered into by, or any rights granted by the Royalty Holder, including any settlement, discharge, compromise, modification, amendment, extension, indulgence, waiver, release or other similar change to the obligations. Each Obligor will, as a separate and independent obligation, perform each such obligation as primary obligor.

(2)	Each Obligor irrevocably waives any claim, remedy or other right which it may now have or hereafter acquire against the other that arises from the existence, payment, performance or enforcement of their respective obligations under this Agreement, including any right of subrogation, reimbursement, exoneration, indemnification or any right to participate in any claim or remedy of the Royalty Holder (or any other Sprott Entity) against Mine Owner or BHMC, as applicable, or its property and assets, whether or not such claim, remedy or other right is reduced to judgment or is liquidated, unliquidated, fixed, contingent, matured, unmatured, deposited, undisputed, secured or unsecured and whether or not such claim, remedy or other right arises in equity or under contract, statute or common law.

Section 3	Grant of Option to Purchase the Royalty.

(1)	Each Obligor hereby grants to and in favour of the Royalty Holder, in its capacity as holder of the Royalty Convertible Debenture, and following the issuance of the Royalty, in its capacity as holder of the Royalty, the irrevocable right (but not the obligation) to require BHMC to purchase the Royalty for the Royalty Purchase Price, upon the terms and conditions of this Agreement (the “Royalty Put Option”). Upon the exercise of such right in accordance with the terms of this Agreement, BHMC shall purchase the Royalty from the Royalty Holder, for the Royalty Purchase Price.

(2)	Following the issuance of the Royalty to the Royalty Holder and upon occurrence of an Event of Default, the Royalty Holder shall have the irrevocable right (but not the obligation) to elect to require BHMC to purchase the Royalty from the Royalty Holder for an amount equal to the Principal Amount (the “Royalty Purchase Price”) by giving a written notice (the “Exercise Notice”) to the Obligors substantially in the form of the notice attached as Schedule A.

(3)	BHMC shall pay the Royalty Purchase Price to the Royalty Holder in cash in immediately available funds within five (5) Business Days following the delivery by the Royalty Holder of any such Exercise Notice at the place and to the account designated by the Royalty Holder in the Exercise Notice and the Royalty Purchase Price shall become immediately due and payable at such time.

(4)	Upon receipt of the Royalty Purchase Price and any other amounts owing hereunder, the Royalty Holder will transfer the Royalty to BHMC on an “as is where is” basis and without any representation and warranty except as provided in Section 4, by execution of a transfer substantially in the form attached as Schedule B.

Section 4	Representations, Warranties and Covenants of Royalty Holder.

(1)	The Royalty Holder represents and warrants to the Obligors, and acknowledges that the Obligors are relying upon the following representations and warranties in connection with the transactions which are the subject of this Agreement, that at the time of the transfer of the Royalty in accordance with the Exercise Notice:

(a)	the Royalty Holder has not granted any charges, liens or security interests in or to its rights and interests under the Royalty; and

(b)	the Royalty Holder will have good right, full power, and authority to transfer all of its right, title and interest in and to the Royalty to BHMC.

(2)	The representations and warranties set forth above shall survive the execution and delivery of this Agreement.

Section 5	Representations and Warranties of the Obligors.

(1)	The Obligors represent and warrant to SPRSR as follows and acknowledge that the Royalty Holder is relying upon the following representations and warranties in connection with the transactions which are the subject of this Agreement:

(a)	the Obligors have the corporate power and capacity to enter into, and to perform each of its obligations under this Agreement;

(b)	the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on by each of the Obligors; and

(c)	this Agreement has been duly executed and delivered by the Obligors and is a valid and binding obligation of the Obligors, enforceable against each of them in accordance with its terms, subject to the usual exceptions as to bankruptcy, insolvency and the availability of equitable remedies.

(2)	The representations and warranties set forth above shall survive the execution and delivery of this Agreement.

Section 6	Covenants

Each Obligor covenants and agrees with SPRSR that:

(a)	upon either Obligor becoming aware of the occurrence of either an Event of Default or Pending Event of Default, the Obligors shall promptly deliver to SPRSR a notice specifying the nature and date of occurrence of such Event of Default or Pending Event of Default, the Obligors’ assessment of the duration and effect thereof and the action which the Obligors propose to take with respect thereto; and

(b)	upon exercise of the Royalty Put Option and the transfer of the Royalty by the Royalty Holder to BHMC hereunder, the Royalty shall be immediately terminated and cancelled by Mine Owner, released and discharged from title to the Property and may not be re-issued, transferred or assigned to any other Person.

Section 7	Overdue Payments

Any payment not made by an Obligor when due shall incur interest from the due date until such payment is made in full at a per annum rate equal to ELEVEN percent (11.0%) per annum calculated daily and on the basis of the actual number of days elapsed, and a year of 356 or 366 days, as applicable, and compounded monthly and payable on demand by the Royalty Holder.

Section 8	Expenses.

The Obligors will reimburse the Royalty Holder within thirty (30) days of the Royalty Holder providing, or causing to provide, a written invoice and supporting documentation in respect thereof, all of Royalty Holder’s reasonable out-of-pocket costs and expenses incurred in respect of the negotiation, registration, enforcement of, or the preservation of rights under the Royalty and this Agreement, including the reasonable fees and expenses of legal counsel for the Royalty Holder in connection herewith.

Section 9	Notice.

Any notice or written communication given pursuant to or in connection with this Agreement shall be in writing and shall be given by delivering the same personally or by prepaid courier or email, addressed to the party to be notified at the following address of such party or at such other address of which such party has given notice to the other party hereto:

(1)	if to the Royalty Holder

Sprott Private Resource Streaming and Royalty (Collector), LP

Royal Bank Plaza

200 Bay Street, Suite 2600

Toronto, Ontario

M5J 2J1

Attention:	[Redacted – personal information]
Email:	[Redacted – personal information]

(2)	if to an Obligor:

Bunker Hill Mining Corp.

82 Richmond St East

Toronto, ON, M5C 1P1

Attention:	David Wiens, CFO & Corporate Secretary
Email:	[Redacted - personal information]

Any such notice will be deemed to have been given and received:

(a)	if delivered by hand or courier in accordance with Section 11.6(1), then on the day of delivery to the recipient Party if such date is a Business Day and such delivery is received before 5:00 pm at the place of delivery; otherwise such notice will be deemed to have been given and received on the first Business Day following the date of delivery; and

(b)	if sent by email transmission in accordance with Section 11.6(1) and successfully transmitted prior to 5:00 pm on a Business Day (recipient Party time), then on that Business Day, and if successfully transmitted after 5:00 pm or if transmitted on a day that is not a Business Day then such notice will be deemed to be given and received on the first Business Day immediately following the date of transmission.

Section 10	Further Assurances.

Each of the Parties shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other may require from time to time for the purpose of giving effect to this Agreement and shall use all reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

Section 11	Entire Agreement, Project Finance Document.

This Agreement, the Second Omnibus Amendment and the Royalty Convertible Debenture constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede any and all prior agreements or understandings, written or oral, with respect thereto. The Parties confirm, agree and designate that this Agreement constitutes a “Project Finance Document” for the purposes of the Security.

Section 12	Time.

Time is and will be of the essence of each and every provision of this Agreement.

Section 13	Governing Law and Jurisdiction.

Each Obligor agrees that any legal proceeding with respect to this Agreement or to enforce any judgment obtained against the Obligor may be brought by SPRSR in the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where an Obligor may have assets or carries on business, and each Obligor hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence. Each Obligor agrees that a final judgment against it in any such legal proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment (a certified or exemplified copy of which judgment will be conclusive evidence of the fact and of the amount of the Obligations hereunder) or by such other means provided by law.

Section 14	Modification.

No amendment of this Agreement shall be binding unless in writing and signed by all of the Parties hereto.

Section 15	Successors And Assigns, Confirmation and Acknowledgement.

(1)	Neither Obligor may transfer, assign or convey any of its rights or obligations under this Agreement to any Person without the prior written consent of SPRSR.

(2)	Royalty Holder may transfer all or any of its rights under this Agreement, without any prior consent, to any transferee or assignee of the Royalty Convertible Debenture or the Royalty and any such transferee or assignee shall have the same rights and to the same extent as though such transferee was an original party hereto as SPRSR and Royalty Holder in the first instance. Upon any such transfer and the request of the Royalty Holder, the Obligors will confirm in writing in favour of the transferee or assignee the rights of the transferee and assignee as Royalty Holder hereunder.

(3)	This Agreement shall be binding upon each Obligor and its successors and permitted assigns and shall enure to the benefit of SPRSR and its successors and assigns. Any reference herein to SPRSR shall include its successors and assigns as if specifically named.

Section 16	Termination

This Agreement shall terminate upon the indefeasible payment in full of:

(a)	all indebtedness, liabilities and other obligations of the Obligors under all of the Series 1 Convertible Debentures and Series 2 Convertible Debentures (except for certain contingent obligations which by their terms are intended to survive such indefeasible payment in full and in respect of which no amounts are due or owing); and

(b)	if the Royalty Holder elected to exercise the Royalty Put Option in accordance with the terms of this Agreement, the Royalty Purchase Price and any other Obligations owing hereunder.

Section 17	Currency.

All references to dollars in this Agreement shall be to US dollars.

Section 18	Counterparts.

This Agreement and any schedules, certificates or other writing delivered in connection herewith, may be executed in any number of counterparts and by facsimile or electronic means, with the same effect as if all parties had all signed the same document, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any Party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

[Signature pages immediately follow]

DATED this 22nd day of July, 2022.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP.

Per:	[Redacted – personal information]
Name:	[Redacted – personal information]
Title:	[Redacted – personal information]

Royalty Put Option Signature Page

BUNKER HILL MINING CORP.

Per:	(signed) “Samuel Ash”
Name:	Samuel Ash
Title:	CEO

SILVER VALLEY METALS CORP.

Per:	(signed) “Samuel Ash”
Name:	Samuel Ash
Title:	President

Royalty Put Option Signature Page

Schedule A

Royalty Put Option Exercise Notice

Bunker Hill Mining Corp.

82 Richmond St East

Toronto, ON M5C 1P1

Re:	Exercise of Royalty Put Option

Reference is made to the following:

(a)	the royalty agreement dated as of [●] between [●], as grantee and royalty holder, and Silver Valley Metals Corp., as grantor, and Bunker Hill Mining Corp. (the “Royalty”); and

(b)	the royalty put option agreement dated as of July 22, 2022 between Sprott Private Resource Streaming and Royalty (Collector), LP, Bunker Hill Mining Corp. and Silver Valley Metals Corp. (the “Put Option Agreement”); and

(c)	the occurrence of the event of default referred to in section [●] of Series [●] Convertible Debenture.

Capitalized terms used in this notice and not defined have the same meaning as in the Put Option Agreement.

The undersigned, Royalty Holder, hereby exercises the Royalty Put Option in accordance with the Put Option Agreement and demands payment of US$__________, being the Royalty Purchase Price, to be transferred and paid to it on ____________ by wire transfer to its account with the following details:

Upon receipt of such amount together with all other amounts owing under the Put Option Agreement, the undersigned will execute and deliver the transfer form in the form appended as Schedule B to the Put Option Agreement.

Dated this ____ day of __________________.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP.

Per:
Name:	●
Title:	●

Schedule B

Royalty Transfer Form

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

(Space Above For Recorder’s Use)

MINERAL ROYALTY TRANSFER DEED

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, a partnership existing under the laws of the Province of Ontario, Canada [or successor or assignee entity] (“Royalty Holder”), hereby transfers unto BUNKER HILL MINING CORP., a corporation incorporated and existing under the laws of the state of Nevada (“BHMC”), all of the Royalty Holder’s right, title, and interest in and to that certain Royalty described in that certain [date] Royalty Agreement, recorded or notice of which was recorded as Instrument # _______________ on _______________ in ______________ County, Idaho, burdening and appurtenant to the Property and Mining Rights described in Exhibits A and B attached hereto and incorporated herein by this reference.

Royalty Holder hereby transfers, grants, conveys and quitclaims all of the Royalty Holder’s right, title and interest in the Royalty to BHMC, ‘as-is-where-is’ and without any representation and warranty of any kind except as follows:

(a)	The Royalty Holder has not granted any charges, liens or security interest in or to its rights and interests under the Royalty; and

(b)	The Royalty Holder will have good right, full power, and authority to transfer all of its right, title and interest in and to the Royalty to BHMC.

All capitalized terms herein shall have the meaning set out in the Royalty Agreement, unless otherwise specified in this Deed.

**SIGNATURE ON FOLLOWING PAGE**

MINERAL ROYALTY TRANSFER DEED

B-2

IN WITNESS WHEREOF, the Royalty Holder has executed this instrument on this _____ day of _______________, 20___.

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (COLLECTOR), LP, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP. [or successor or assignee entity]

By:
Print Name:
Title:

STATE OF	)
	)	ss.
County of	)

This record was acknowledged before me on __________________________, 2022 by ________________________, as the ________________________ of SPROTT RESOURCE STREAMING AND ROYALTY CORP. [or successee or assignee entity]

NOTARY PUBLIC FOR
Residing at
My Commission Expires

MINERAL ROYALTY TRANSFER DEED

B-3

EXHIBIT A

Property

MINERAL ROYALTY TRANSFER DEED

B-4

EXHIBIT B

Mining Rights

MINERAL ROYALTY TRANSFER DEED